Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: March 12, 2012

Pamlico Capital II, L.P.
	By:	Pamlico Capital GP II, LLC, its General Partner

	By:	/s/ Scott B. Perper
Scott B. Perper
Its: Managing Member

Pamlico Capital GP II, LLC

By: /s/ Scott B. Perper
Scott B. Perper
Its: Managing Member

/s/ Scott B. Perper
Scott B. Perper

L. Watts Hamrick III
L. Watts Hamrick III

Frederick W. Eubank II
Frederick W. Eubank II